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Exhibit 10.56

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED HEREIN AND IN THE WARRANT ISSUANCE AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN IMMUNICON CORPORATION (THE "COMPANY") AND THE INITIAL HOLDER HEREOF. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH WARRANT ISSUANCE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS: (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH SUCH OPINION IS SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION, THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

IMMUNICON CORPORATION
Form of Common Stock Purchase Warrant

Dated: January 23, 2004

        FOR VALUE RECEIVED, the undersigned Immunicon Corporation, a Delaware corporation (herein referred to as the "Company"), hereby certifies and agrees that [                        ] (the "Holder"), or registered assigns, is entitled to purchase from the Company up to an aggregate of [            ] duly authorized, validly issued, fully paid and nonassessable shares of common stock, $0.001 par value ("Common Stock"), of the Company, as may be adjusted in accordance with Section 2 hereof, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof ("Shares") at a purchase price per Share of $6.00 (as may be adjusted in accordance with Section 2 hereof, the "Exercise Price"), and subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued by the Company pursuant to the terms of a certain Warrant Issuance Agreement, dated of even date herewith (the "Warrant Issuance Agreement"), among the Company and the Holder. The rights represented by this Warrant may be exercised by the Holder subject to and in accordance with the terms of the Warrant Issuance Agreement and the provisions hereof.

        Section 1.    Exercise of Warrant; Restrictions on Shares.

          1.1    Manner of Exercise; Vesting.

          (a)   Only those Shares that are fully vested (as provided in subsection (b) and (c) below) are subject to exercise. This Warrant may be exercised, in whole or in part, by the Holder with respect to such fully vested Shares on or prior to the tenth anniversary of the date hereof (the "Expiration Date") by surrender of this Warrant at the principal executive office of the Company, together with the payment of the Exercise Price and a duly executed form of subscription in substantially the form attached as Annex A hereto (or a reasonable facsimile thereof) to the Company. The Holder shall pay the Exercise Price (x) in cash, (y) with the approval of the Board of Directors of the Company (the "Board"), by delivering shares of Common Stock owned by the Holder and having a Fair Market Value (as defined in subsection (d) below) on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Board may approve. The Board may authorize loans by the

  Company to the Holder in connection with the whole or partial exercise of this Warrant, upon such terms and conditions as the Board, in its sole discretion, deems appropriate. Shares of Common Stock used to exercise this Warrant shall have been held by the Holder for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Warrant. The Holder shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 5).

          (b)   The number of Shares set forth below shall become fully vested upon the respective dates indicated below:

              (i)  [50%] of the Shares on January 23, 2005; and

             (ii)  [50%] of the Shares on January 23, 2005.

  Notwithstanding the foregoing, (i) the Board may accelerate the exerciseability of this Warrant, in whole or in part, at any time for any reason.

          (c)   For the purposes of this Warrant, "Fair Market Value" per share shall mean: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines or (z) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the per share value as determined by the Board.

          1.2    Share Certificates and Reissuance of Warrants.    As promptly as practicable after the exercise of this Warrant, in whole or in part, the Company will cause to be issued in the name of and delivered to the Holder or such other person (according to the terms of this Warrant) as the Holder may direct:

          (a)   a certificate or certificates for the number of Shares to which such Holder shall be entitled upon such exercise; provided, however, that the Board may require that the Holder execute a stockholder's agreement, with such terms as the Board deems appropriate, with respect to any Shares; and

          (b)   in case such exercise is in part only, a new Warrant or Warrants of like tenor for the balance of the Shares remaining subject to this Warrant.

          1.3    No Fractional Shares.    In no event shall certificates evidencing fractional Shares be issued in connection with this Warrant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

          1.4    Stock Fully Paid; Reservation of Shares.    All Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          1.5    Transfer, Replacement, Cancellation and Registration.

            (a)    Restriction on Transfer.    This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part and consistent with applicable securities laws, upon surrender of this Warrant, together with a properly executed assignment in the form attached as Annex B hereto, at the office of the Company; provided, however, that any transfer or assignment shall be to a person that directly or indirectly controls, or is controlled by, or is under common control with, the Holder. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. The transfer of any Shares acquired upon exercise hereof shall be subject to those restrictions on transfer, if any, as may be set forth in the Certificate of Incorporation or Bylaws of the Company or as otherwise may be set forth herein.

            (b)    Replacement of Warrant.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

            (c)    Cancellation.    Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 1.5, this Warrant shall be promptly canceled by the Company.

            (d)    Register.    The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (e)    Exercise or Transfer Without Registration.    If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

        Section 2.    Adjustments.    If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock the number and kind of Shares covered by this Warrant and the Exercise Price may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, the Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Warrant; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

        Section 3.    Obligation of Designee to Continue to Provide Service.

          (a)   For purposes of this Section 3:

              (i)  "Company" shall mean the Company and its parent and subsidiary corporations.

             (ii)  "Designee" shall mean the natural person, and any replacements and substitutes for or successors thereto, that the Holder hereof has designated to serve as a member of the Board pursuant to the terms of that certain Second Amended and Restated Stockholders' Voting Agreement, dated December 13, 2001, as amended, by and among the Company and the stockholders named therein.

            (iii)  "provide service to the Company" shall mean service as a member of the Board, unless the Board determines otherwise.

          (b)   This Warrant may only be exercised while the Designee is providing service to the Company as a member of the Board. In the event that a Designee ceases to provide service to the Company for any reason and the Holder fails to designate a replacement, substitute or successor therefor, the right of the Holder to purchase Shares which is otherwise exercisable hereunder shall terminate unless exercised within 90 days after the date on which its Designee ceases to provide service to the Company (or within such other period of time as may be specified by the Board), but in any event no later than the Expiration Date.

        Section 4.    Change of Control of the Company.

          (a)    Change of Control Defined.    As used herein, a "Change of Control" shall be deemed to have occurred if:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (other than persons who are stockholders on the effective date of the Plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

             (ii)  The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

          (b)    Notice and Acceleration.    Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide the Holder written notice of such Change of Control and (ii) all outstanding right of the Holder to purchase Shares shall automatically accelerate and become fully exercisable.

          (c)    Assumption of Warrant.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, this Warrant shall be assumed by, or replaced with comparable warrants by, the surviving corporation.

          (d)    Other Alternatives.    Notwithstanding the foregoing, subject to subsection (e) below, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that the Holder surrender this Warrant in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to this Warrant exceeds the aggregate Exercise Price of the Shares, or (ii) after giving the Holder an opportunity to exercise this Warrant, terminate any or all rights to purchase Shares unexercised at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

          (e)    Limitations.    Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described herein (including without limitation actions described in subsection (b) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

        Section 5.    Withholding of Taxes.

          (a)    Required Withholding.    All securities issued hereunder shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Holder or other person receiving or exercising the Warrant pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such issuances.

          (b)    Election to Withhold Shares.    If the Board so permits, the Holder may elect to satisfy the Company's income tax withholding obligation with respect to an issuance by the Company hereunder by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate applicable to the Holder for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

        Section 6.    Miscellaneous.

          (a)    Compliance with Law.    This Warrant, the exercise hereof and the obligations of the Company to issue or transfer Shares hereunder shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, after a public offering it is the intent of the Company that this Warrant and all transactions hereunder comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke this Warrant or the Shares issued hereby if contrary to law or modify this Warrant or the issuance of Shares exercisable hereby to bring to comply with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to the Holder. The Board may, in its sole discretion, agree to limit its authority under this Section.

          (b)    Notices, Etc.    All notices and other communications between the Company and the Holder shall be mailed by first class registered or certified mail, postage prepaid, (i) if to the Company, at the Company's executive offices, and (ii) if to the Holder, at the address set forth on the first page of this Warrant or at such address as may have been furnished to the Company in writing by the Holder.

          (c)    No Rights or Liabilities as Stockholder.    Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          (d)    Headings.    The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          (e)    Governing Law.    This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          (f)    Survival.    The obligations of the Company under this Warrant shall survive its full exercise.

IMMUNICON CORPORATION
By	/s/ EDWARD L. ERICKSON Edward L. Erickson Chairman, President and CEO

ANNEX A

FORM OF SUBSCRIPTION

(To be executed only upon exercise of the Warrant in whole or in part)

To: Immunicon Corporation

        The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder,(1) Shares (as defined in such Warrant) and herewith [makes payment therefor pursuant to Section 1.1(a) of such Warrant of $            ]. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to,                        whose address is                        ].

Dated:
(Name must conform to name of holder as specified on the face of the Warrant)
(Street Address)

(1)
Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the Holder surrendering the same.

ANNEX B

FORM OF ASSIGNMENT

        FOR VALUE RECEIVED,                                                   hereby sells, assigns and transfers, in accordance with the Warrant, unto

(Please type name or print name in block letters)

(Address of transferee)

the right to purchase shares of Common Stock of IMMUNICON CORPORATION represented by this Warrant to the extent of            shares of Common Stock of IMMUNICON CORPORATION, as to which such right is exercisable and does hereby irrevocably constitute and appoint                        attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature
Dated:	,

Notice: The signature on this Assignment Form must correspond with the name as it appears upon the face of this Warrant in every particular way, without alteration or enlargement or any change whatever

Schedule for Form of Common Stock Purchase Warrant

Name of Holder	Number of Shares	Expiration Date
TL Ventures, LP	10,000	January 2014
LHC Corporation	10,000	January 2014
Burrill & Company, LLC	8,000	January 2014

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Schedule for Form of Common Stock Purchase Warrant